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                                                                    EXHIBIT 5.01


                           [BRYAN CAVE LLP LETTERHEAD]


                                 March 23, 2001

Geoworks Corporation
960 Atlantic Avenue
Alameda, California 94501

Re: Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-66091; the "Amended Registration Statement") of Geoworks Corporation, a Delaware Corporation (the "Company")

Ladies and Gentlemen:

         At your request, we have examined the Amended Registration Statement, as proposed to be filed by you with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale or resale of up to an additional (i) 2,000,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), upon the exercise of options previously granted or to be granted for the purchase of Common Stock and for the resale of Common Stock previously granted or to be granted, all pursuant to the Company's 1994 Stock Option Plan and (ii) 700,000 shares of Common Stock upon the exercise of options previously granted or to be granted for the purchase of Common Stock and for the resale of Common Stock previously granted or to be granted, all pursuant to the Company's 1997 Supplemental Stock Plan. We have further examined the proceedings that you have previously taken and are familiar with the additional proceedings proposed to be taken in connection with the authorization, issuance, and sale of the Common Stock.

         Subject to compliance with applicable state securities and "Blue Sky" laws, we are of the opinion that the Common Stock, upon issuance and sale (or resale, if applicable), in the manner described in the Amended Registration Statement, will be (or has been and is, if applicable), legally issued and fully paid, and will (or does, if applicable) constitute non-assessable securities of the Company.

         We consent to the use of this opinion as Exhibit 5.01 to the Amended Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                             Very truly yours,

                                             /s/ BRYAN CAVE LLP
                                             -----------------------------------
                                             BRYAN CAVE LLP